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                                                                       Ex. 10.30

                Amendment Number One to the Management Agreement
                                     Between
                     Hanover Capital Mortgage Holdings, Inc.
                                       And
                         Hanover Capital Partners, Ltd.


This Amendment is made this 30th day of September, 1999, between Hanover Capital Mortgage Holdings, Inc., having an address at 90 West Street, Suite 2210, New York, New York, 10006 (the "Company"), and Hanover Capital Partners Ltd., having an address at 100 Metroplex Drive, Suite 301, Edison, New Jersey, 07932 (the "Manager"), to the Management Agreement, dated as of January 1, 1998 between the Company and the Manager (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. Effective as of July 1, 1999, Section 7.1 of the Agreement is hereby is hereby deleted in its entirety and replaced with the following:

     "7.1 EXPENSES OF THE MANAGER. The Company shall pay the Manager for each month an amount equal to one-hundred (100%) percent of the following expenses apportioned to providing services under this Agreement to the Company (as reasonably determined by the Manager) related to: rent, telephone, utilities, office furniture, equipment, machinery, and other office expenses of the Manager and/or its Affiliates required for the Company's day-to-day operations, including bookkeeping, clerical and back-office services provided by the Manager or its Affiliates."

2. This amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state.

3. This amendment may be executed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one instrument.

4. Except as amended above, the Agreement shall continue in full force and effect in accordance with its terms.

                            [Signature Page follows]
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IN WITNESS WHEREOF, the Company and the Manager have caused this amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
(Company)


By:
Name:    Joyce S. Mizerak
Title:   Sr. Managing Director


HANOVER CAPITAL PARTNERS LTD.
(Manager)


By:
Name: Joyce S. Mizerak
Title:   Sr. Managing Director